Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information: Sandy Pound Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Second Quarter 2024 Results

WALTHAM, Mass. (July 24, 2024) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the second quarter ended June 29, 2024.

Second Quarter 2024 Highlights

•Second quarter revenue was $10.54 billion.
•Second quarter GAAP diluted earnings per share (EPS) increased 15% to $4.04.
•Second quarter adjusted EPS increased 4% to $5.37.

•Advanced our proven growth strategy, launching a range of high-impact, innovative new products during the quarter. This included a number of analytical instruments introduced at the American Society for Mass Spectrometry conference, including the Thermo Scientific™ Stellar™ mass spectrometer, which validates proteins of clinical interest discovered through our groundbreaking Thermo Scientific Orbitrap™ Astral™ mass spectrometer; and three new built-for-purpose editions of the Thermo Scientific Orbitrap Ascend Tribrid™ mass spectrometer tailored to MultiOmics, Structural Biology and BioPharma applications. To help our customers meet their sustainability goals, we also launched: a first-of-its-kind biobased film for our bioprocessing containers, which uses plant-based materials to deliver lower-carbon solutions in the manufacturing of therapies; and a new line of ENERGY STAR-certified Thermo Scientific™ TSX™ Universal Series ULT Freezers, which deliver industry-leading performance and energy efficiency.

•Continued to strengthen our industry-leading commercial engine and deepen our trusted partner status with customers to accelerate their innovation and enhance their productivity. In the quarter, we expanded our leading clinical trial supply services with a new ultra-cold facility in Bleiswijk, the Netherlands and a new state-of-the-art innovation lab at our site in Center Valley, Pennsylvania, to enable our pharmaceutical and biotech customers to accelerate the development of therapies and medicines. Also in the quarter, to support Indonesia’s growing investments in healthcare, scientific research, and renewable energy, we expanded our presence and capabilities in the country, further demonstrating our relevance to customers around the world.

•Shortly after the quarter ended, we completed our acquisition of Olink, a provider of differentiated next-generation proteomic solutions. The addition of Olink’s technology extends our capabilities and further advances our leadership position in protein research, enabling our customers to meaningfully accelerate discovery and scientific breakthroughs while delivering on the promise of precision medicine.

“Our excellent execution enabled us to deliver another quarter of strong financial performance and share gain,” said Marc N. Casper, chairman, president, and chief executive officer of Thermo Fisher Scientific. “We continue to see the benefit of our proven growth strategy and the impact of our PPI Business System in our performance. Shortly after the quarter ended, we were also pleased to welcome our Olink colleagues to Thermo Fisher and are excited about the power of this new combination to better serve our customers and advance science.”

Casper added, “We have made very good progress through the halfway point of the year and are in a great position to deliver differentiated performance in 2024. We’ve further extended our industry leadership and positioned our company for an even brighter future.”

Second Quarter 2024

Revenue for the quarter declined 1% to $10.54 billion in 2024, versus $10.69 billion in 2023. Organic revenue was 1% lower and Core organic revenue growth was flat.

GAAP Earnings Results

GAAP diluted EPS in the second quarter of 2024 increased 15% to $4.04, versus $3.51 in the same quarter last year. GAAP operating income for the second quarter of 2024 grew to $1.82 billion, compared with $1.58 billion in the year-ago quarter. GAAP operating margin increased to 17.3%, compared with 14.8% in the second quarter of 2023.

Non-GAAP Earnings Results

Adjusted EPS in the second quarter of 2024 increased 4% to $5.37, versus $5.15 in the second quarter of 2023. Adjusted operating income for the second quarter of 2024 was $2.35 billion, compared with $2.37 billion in the year-ago quarter. Adjusted operating margin increased to 22.3%, compared with 22.2% in the second quarter of 2023.

Annual Guidance for 2024

Thermo Fisher is raising its full-year revenue and adjusted EPS guidance. The company is raising its revenue guidance to a new range of $42.4 to $43.3 billion versus its previous guidance of $42.3 to $43.3 billion. The company is raising its adjusted EPS guidance to a new range of $21.29 to $22.07 versus its previous guidance of $21.14 to $22.02.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Note on Presentation

Certain amounts and percentages reported within this press release are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, July 24, at 8:30 a.m. Eastern Daylight Time. During the call, the company will discuss its financial performance, as well as future expectations. To listen, call (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 023107. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials”. A replay of the call will be available under “News, Events & Presentations” through Wednesday, August 7, 2024.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K, and subsequent quarterly report on Form 10-Q, which are on file with the SEC and available in the

“Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

###

Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	June 29,	% of	July 1,	% of
(Dollars in millions except per share amounts)	2024	Revenues	2023	Revenues
Revenues	$10,541		$10,687
Costs and operating expenses:
Cost of revenues (a)	6,106	57.9%	6,323	59.2%
Selling, general and administrative expenses (b)	1,687	16.0%	1,673	15.7%
Amortization of acquisition-related intangible assets	513	4.9%	585	5.4%
Research and development expenses	339	3.2%	345	3.2%
Restructuring and other costs (c)	77	0.7%	183	1.7%
Total costs and operating expenses	8,722	82.7%	9,109	85.2%
Operating income	1,820	17.3%	1,578	14.8%
Interest income	295		178
Interest expense	(354)		(326)
Other income/(expense) (d)	5		—
Income before income taxes	1,765		1,430
Provision for income taxes (e)	(128)		(52)
Equity in earnings/(losses) of unconsolidated entities	(84)		(16)
Net income	1,553		1,362
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	6		1
Net income attributable to Thermo Fisher Scientific Inc.	$1,548	14.7%	$1,361	12.7%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.05		$3.53
Diluted	$4.04		$3.51
Weighted average shares:
Basic	382		386
Diluted	383		388

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,820	17.3%	$1,578	14.8%
Cost of revenues adjustments (a)	1	0.0%	18	0.2%
Selling, general and administrative expenses adjustments (b)	(64)	-0.6%	6	0.1%
Restructuring and other costs (c)	77	0.7%	183	1.7%
Amortization of acquisition-related intangible assets	513	4.9%	585	5.4%
Adjusted operating income (non-GAAP measure)	$2,347	22.3%	$2,370	22.2%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,548		$1,361
Cost of revenues adjustments (a)	1		18
Selling, general and administrative expenses adjustments (b)	(64)		6
Restructuring and other costs (c)	77		183
Amortization of acquisition-related intangible assets	513		585
Other income/expense adjustments (d)	—		(1)
Provision for income taxes adjustments (e)	(102)		(171)
Equity in earnings/losses of unconsolidated entities	84		16
Noncontrolling interests adjustments (f)	(1)		—
Adjusted net income (non-GAAP measure)	$2,057		$1,997

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.04		$3.51
Cost of revenues adjustments (a)	0.00		0.05
Selling, general and administrative expenses adjustments (b)	(0.17)		0.01
Restructuring and other costs (c)	0.20		0.47
Amortization of acquisition-related intangible assets	1.34		1.51
Other income/expense adjustments (d)	0.00		0.00
Provision for income taxes adjustments (e)	(0.26)		(0.44)
Equity in earnings/losses of unconsolidated entities	0.22		0.04
Noncontrolling interests adjustments (f)	0.00		0.00
Adjusted EPS (non-GAAP measure)	$5.37		$5.15

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$1,960		$1,540
Purchases of property, plant and equipment	(301)		(284)
Proceeds from sale of property, plant and equipment	15		4
Free cash flow (non-GAAP measure)	$1,674		$1,260

Business Segment Information	Three months ended
	June 29,	% of	July 1,	% of
(Dollars in millions)	2024	Revenues	2023	Revenues

Revenues
Life Sciences Solutions	$2,355	22.3%	$2,463	23.0%
Analytical Instruments	1,782	16.9%	1,749	16.4%
Specialty Diagnostics	1,117	10.6%	1,109	10.4%
Laboratory Products and Biopharma Services	5,758	54.6%	5,831	54.6%
Eliminations	(470)	-4.5%	(465)	-4.4%
Consolidated revenues	$10,541	100.0%	$10,687	100.0%

Segment income and segment income margin
Life Sciences Solutions	$865	36.7%	$817	33.2%
Analytical Instruments	439	24.6%	432	24.7%
Specialty Diagnostics	299	26.7%	297	26.7%
Laboratory Products and Biopharma Services	745	12.9%	824	14.1%
Subtotal reportable segments	2,347	22.3%	2,370	22.2%
Cost of revenues adjustments (a)	(1)	0.0%	(18)	-0.2%
Selling, general and administrative expenses adjustments (b)	64	0.6%	(6)	-0.1%
Restructuring and other costs (c)	(77)	-0.7%	(183)	-1.7%
Amortization of acquisition-related intangible assets	(513)	-4.9%	(585)	-5.4%
Consolidated GAAP operating income	$1,820	17.3%	$1,578	14.8%

(a) Adjusted results in 2024 and 2023 exclude charges for inventory write-downs associated with large-scale abandonment of product lines. Adjusted results in 2023 exclude $11 of charges for the sale of inventory revalued at the date of acquisition and $5 of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations.
(b) Adjusted results in 2024 and 2023 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results in 2024 and 2023 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges for pre-acquisition litigation and other matters, and abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $26 of contract termination costs associated with facility closures.
(d) Adjusted results in 2024 and 2023 exclude net gains/losses on investments.
(e) Adjusted results in 2024 and 2023 exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes, and the tax impacts from audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.
Note:
Consolidated depreciation expense is $276 and $270 in 2024 and 2023, respectively.

Organic and Core organic revenue growth	Three months ended
June 29, 2024
Revenue growth	-1%
Acquisitions	0%
Currency translation	-1%
Organic revenue growth (non-GAAP measure)	-1%
COVID-19 testing revenue	-1%
Core organic revenue growth (non-GAAP measure)	0%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Six months ended
	June 29,	% of	July 1,	% of
(Dollars in millions except per share amounts)	2024	Revenues	2023	Revenues
Revenues	$20,886		$21,397
Costs and operating expenses:
Cost of revenues (a)	12,146	58.2%	12,760	59.6%
Selling, general and administrative expenses (b)	3,417	16.4%	3,319	15.5%
Amortization of acquisition-related intangible assets	1,065	5.1%	1,191	5.5%
Research and development expenses	670	3.2%	691	3.2%
Restructuring and other costs (c)	106	0.5%	295	1.4%
Total costs and operating expenses	17,404	83.3%	18,256	85.3%
Operating income	3,483	16.7%	3,141	14.7%
Interest income	574		324
Interest expense	(717)		(626)
Other income/(expense) (d)	14		(46)
Income before income taxes	3,354		2,793
Provision for income taxes (e)	(408)		(98)
Equity in earnings/(losses) of unconsolidated entities	(61)		(41)
Net income	2,885		2,654
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	9		4
Net income attributable to Thermo Fisher Scientific Inc.	$2,875	13.8%	$2,650	12.4%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$7.53		$6.86
Diluted	$7.50		$6.83
Weighted average shares:
Basic	382		386
Diluted	383		388

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$3,483	16.7%	$3,141	14.7%
Cost of revenues adjustments (a)	17	0.1%	59	0.3%
Selling, general and administrative expenses adjustments (b)	(45)	-0.2%	14	0.1%
Restructuring and other costs (c)	106	0.5%	295	1.4%
Amortization of acquisition-related intangible assets	1,065	5.1%	1,191	5.5%
Adjusted operating income (non-GAAP measure)	$4,625	22.1%	$4,700	22.0%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$2,875		$2,650
Cost of revenues adjustments (a)	17		59
Selling, general and administrative expenses adjustments (b)	(45)		14
Restructuring and other costs (c)	106		295
Amortization of acquisition-related intangible assets	1,065		1,191
Other income/expense adjustments (d)	(11)		45
Provision for income taxes adjustments (e)	(51)		(342)
Equity in earnings/losses of unconsolidated entities	61		41
Noncontrolling interests adjustments (f)	(1)		—
Adjusted net income (non-GAAP measure)	$4,016		$3,953

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$7.50		$6.83
Cost of revenues adjustments (a)	0.04		0.15
Selling, general and administrative expenses adjustments (b)	(0.12)		0.03
Restructuring and other costs (c)	0.28		0.76
Amortization of acquisition-related intangible assets	2.78		3.07
Other income/expense adjustments (d)	(0.03)		0.11
Provision for income taxes adjustments (e)	(0.13)		(0.88)
Equity in earnings/losses of unconsolidated entities	0.16		0.11
Noncontrolling interests adjustments (f)	0.00		0.00
Adjusted EPS (non-GAAP measure)	$10.47		$10.18

Reconciliation of adjusted free cash flow
GAAP net cash provided by operating activities	$3,211		$2,269
Purchases of property, plant and equipment	(648)		(742)
Proceeds from sale of property, plant and equipment	20		10
Free cash flow (non-GAAP measure)	$2,583		$1,537

Business Segment Information	Six months ended
	June 29,	% of	July 1,	% of
(Dollars in millions)	2024	Revenues	2023	Revenues

Revenues
Life Sciences Solutions	$4,640	22.2%	$5,075	23.7%
Analytical Instruments	3,469	16.6%	3,472	16.2%
Specialty Diagnostics	2,227	10.7%	2,217	10.4%
Laboratory Products and Biopharma Services	11,480	55.0%	11,594	54.2%
Eliminations	(930)	-4.5%	(961)	-4.5%
Consolidated revenues	$20,886	100.0%	$21,397	100.0%

Segment income and segment income margin
Life Sciences Solutions	$1,705	36.7%	$1,653	32.6%
Analytical Instruments	838	24.2%	853	24.6%
Specialty Diagnostics	593	26.6%	577	26.0%
Laboratory Products and Biopharma Services	1,489	13.0%	1,617	14.0%
Subtotal reportable segments	4,625	22.1%	4,700	22.0%
Cost of revenues adjustments (a)	(17)	-0.1%	(59)	-0.3%
Selling, general and administrative expenses adjustments (b)	45	0.2%	(14)	-0.1%
Restructuring and other costs (c)	(106)	-0.5%	(295)	-1.4%
Amortization of acquisition-related intangible assets	(1,065)	-5.1%	(1,191)	-5.5%
Consolidated GAAP operating income	$3,483	16.7%	$3,141	14.7%

(a) Adjusted results in 2024 and 2023 exclude charges for inventory write-downs associated with large-scale abandonment of product lines and accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations. Adjusted results in 2023 exclude $21 of charges for the sale of inventory revalued at the date of acquisition.
(b) Adjusted results in 2024 and 2023 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results in 2024 and 2023 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges for pre-acquisition litigation and other matters, and abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $26 of contract termination costs associated with facility closures.
(d) Adjusted results in 2024 and 2023 exclude net gains/losses on investments.
(e) Adjusted results in 2024 and 2023 exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Notes:
Consolidated depreciation expense is $562 and $523 in 2024 and 2023, respectively.
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	June 29,	December 31,
(In millions)	2024	2023

Assets
Current assets:
Cash and cash equivalents	$7,073	$8,077
Short-term investments	1,750	3
Accounts receivable, net	7,943	8,221
Inventories	5,198	5,088
Other current assets	3,512	3,200
Total current assets	25,476	24,589
Property, plant and equipment, net	9,282	9,448
Acquisition-related intangible assets, net	15,519	16,670
Other assets	4,377	3,999
Goodwill	43,843	44,020
Total assets	$98,496	$98,726

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$5,121	$3,609
Other current liabilities	9,651	10,403
Total current liabilities	14,772	14,012
Other long-term liabilities	5,907	6,564
Long-term obligations	30,284	31,308
Redeemable noncontrolling interest	115	118
Total equity	47,419	46,724
Total liabilities, redeemable noncontrolling interest and equity	$98,496	$98,726

Condensed Consolidated Statements of Cash Flows (unaudited)

	Six months ended
	June 29,	July 1,
(In millions)	2024	2023

Operating activities
Net income	$2,885	$2,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,626	1,714
Change in deferred income taxes	(607)	(328)
Other non-cash expenses, net	311	480
Changes in assets and liabilities, excluding the effects of acquisitions	(1,003)	(2,251)
Net cash provided by operating activities	3,211	2,269

Investing activities
Purchases of property, plant and equipment	(648)	(742)
Proceeds from sale of property, plant and equipment	20	10
Proceeds from cross-currency interest rate swap interest settlements	111	35
Acquisitions, net of cash acquired	—	(2,751)
Purchases of investments	(1,778)	(188)
Other investing activities, net	12	51
Net cash used in investing activities	(2,283)	(3,585)

Financing activities
Net proceeds from issuance of debt	1,204	—
Repayment of debt	—	(1,000)
Net proceeds from issuance of commercial paper	—	1,620
Repayment of commercial paper	—	(1,441)
Purchases of company common stock	(3,000)	(3,000)
Dividends paid	(284)	(252)
Other financing activities, net	145	24
Net cash used in financing activities	(1,936)	(4,049)

Exchange rate effect on cash	7	(19)
Decrease in cash, cash equivalents and restricted cash	(1,000)	(5,384)
Cash, cash equivalents and restricted cash at beginning of period	8,097	8,537
Cash, cash equivalents and restricted cash at end of period	$7,097	$3,153

Free cash flow (non-GAAP measure)	$2,583	$1,537

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, foreign currency translation and/or COVID-19 testing on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.